Exhibit 99.4

JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date: September 13, 2019	L1T VIP HOLDINGS S.À R.L.

	By:	/S/ MAXIME NINO
	Name:	MAXIME NINO
	Title:	MANAGER

Date: September 13, 2019	LETTERONE CORE INVESTMENTS S.À R.L.

	By:	/S/ VITALIJ FARAFONOV
	Name:	VITALIJ FARAFONOV
	Title:	MANAGER

LETTERONE CORE INVESTMENTS S.À R.L.

	By:	/S/ DAVID GOULD
	Name:	DAVID GOULD
	Title:	MANAGER

Date: September 13, 2019	LETTERONE INVESTMENT HOLDINGS S.A.

	By:	/S/ MAXIME NINO
	Name:	MAXIME NINO
	Title:	AUTHORIZED SIGNATORY